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                                                                     EXHIBIT 3.1

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                    TRANSCONTINENTAL REALTY INVESTORS, INC.


     We, the undersigned Thomas A. Holland, Executive Vice President and Robert
A. Waldman, Secretary of Transcontinental Realty Investors, Inc. (the "Corporation") do hereby certify:

     1. That the board of directors of the Corporation at a meeting duly convened, held on the 28th day of July, 1999, adopted a resolution to amend the Corporation's Articles of Incorporation (the "Articles") pursuant to Section 78.385 of the Nevada Revised Statutes, as amended.

     2. That the stockholders of the Corporation, upon recommendation of the Corporation's board of directors, at a meeting duly convened, held on the 28th day of September, 1999, adopted a resolution to amend the Articles.

     3.   Part C of Article TENTH is hereby amended (the "Amendment") to read as
                            -----
          follows:

          "C.  The provisions of part B of this Article TENTH shall not be
                                                        -----
     applicable to a Business Combination of the Corporation and Continental Mortgage and Equity Trust(or any successor to Continental Mortgage and Equity Trust), which such Business Combination shall require only such affirmative vote, if any, as is required by applicable law or by any other provision of these Articles of Incorporation or the By-Laws of the Corporation, or any agreement with any national securities exchange. The provisions of part B of this Article TENTH shall not be applicable to any
                                          -----
     particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by applicable law or by any other provision of these Articles of Incorporation or the By-Laws of the Corporation, or any agreement with any national securities exchange, if such Business Combination shall have been approved, either specifically or as a transaction which is within an approved category of transactions, by a majority of the members of the Board of Directors or, in the case of such a Business Combination involving any Person (as hereinafter defined) that is an Affiliate (as hereinafter defined) of the Corporation, by a majority of the Board of Directors including a majority of the members of the Board of Directors who at the time are neither officers or employees of the Corporation nor Directors, officers or employees of any Advisor (as defined in Article THIRTEENTH), prior to the
                                                     ----------
     Acquisition Date (as hereinafter defined) with respect to any Person involved in such Business Combination."





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     4.  The number of shares of the Corporation outstanding and entitled to vote on the Amendment is 3,880,014. The Amendment has been recommended by more than fifty percent of the entire board of directors of the Corporation and consented to and approved by a majority vote of the stockholders holding at least a majority of stock outstanding and entitled to vote thereon.

     In Witness Whereof, the undersigned have set forth their hands this 28th day of September, 1999, hereby declaring and certifying the facts stated herein as true.

                                TRANSCONTINENTAL REALTY INVESTORS,
                                INC.


                                By: /s/ Thomas A. Holland
                                   ---------------------------------------------
                                     Thomas A. Holland, Executive Vice President


                                By: /s/ Robert A. Waldman
                                   ---------------------------------------------
                                     Robert A. Waldman, Secretary


STATE OF TEXAS      )
                    )ss.
COUNTY OF DALLAS    )

     On September 28, 1999 personally appeared before me, a Notary Public, Thomas A. Holland and Robert A. Waldman, who acknowledged that they executed the above instrument.

                                          /s/ S. L. Bratton
                                     ----------------------------------
                                          Signature of Notary

    [STAMP APPEARS HERE]

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